                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated March 13, 1998, relating to the financial statements of Ellebi S.p.A., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ AXIS S.r.l.



AXIS S.r.l.


Reggio Emilia, Italy


April 19, 1999